EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

EDESA BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value		(1)		(1)		(1)		(1)		(1)		(1)	—	—	—	—
Fees to Be Paid	Equity	Preferred Shares, no par value		(1)		(1)		(1)		(1)		(1)		(1)	—	—	—	—
Fees to Be Paid	Other	Warrants		(1)		(1)		(1)		(1)		(1)		(1)	—	—	—	—
Fees to Be Paid	Debt	Debt Securities		(1)		(1)		(1)		(1)		(1)		(1)	—	—	—	—
Fees to Be Paid	Other	Subscription Rights		(1)		(1)		(1)		(1)		(1)		(1)	—	—	—	—
Fees to Be Paid	Other	Units (2)		(1)		(1)		(1)		(1)		(1)		(1)	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			(1)		(1)	$150,000,000		.0000927		$13,905		—	—	—	—
Fees Previously Paid	—	—	—		—		—		—		—		—		—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—		—		—		—		—		—		—	—	—	—
Total Offering Amounts									$150,000,000				$13,905
Total Fees Previously Paid													$0
Total Fee Offsets													$0
Net Fee Due													$13,905

(1)	Pursuant to Instruction 2A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)	Each unit will consist of one or more common shares, preferred shares, warrants, debt securities, subscription rights or any combination of such securities, which may or may not be separable from one another.